PRESS RELEASE

                          FOR IMMEDIATE RELEASE:                                                                                                                                      CONTACT:

                          CompX International Inc.                                                                                                                                          David A. Bowers
                          Three Lincoln Centre                                                                                                                                               Chief Executive Officer
                          5430 LBJ Freeway, Suite 1700                                                                                                                                          Tel.:  864.286.1122
                          Dallas, Texas   75240-2697

COMPX ANNOUNCES REGULAR QUARTERLY DIVIDEND
AND
RESULTS OF THE ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 27 2015 . . . CompX International Inc. (NYSE MKT:  CIX) announced today that its board of directors has declared CompX's regular quarterly dividend of five cents ($0.05) per share on its class A and class B common stock, payable on June 18, 2015 to stockholders of record at the close of business on June 8, 2015.

CompX also announced that at its annual stockholder meeting held on May 27, 2015 its stockholders:

•	elected each of David A. Bowers, Norman S. Edelcup, Loretta J. Feehan, Edward J. Hardin, Ann Manix, Bobby D. O'Brien, George E. Poston and Steven L. Watson as a director for a one year term; and

•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2015 annual meeting.

CompX is a leading manufacturer of security products and recreational marine components.